EXHIBIT 99.1

Press Release dated March 26, 2007

FOR IMMEDIATE RELEASE

March 26, 2007

PEOPLE’S UNITED FINANCIAL, INC.

COMMENCES SYNDICATED OFFERING AND

INCREASES MAXIMUM PURCHASE LIMITATIONS

BRIDGEPORT, CONNECTICUT – People’s United Financial, Inc. (the “Company”), the proposed holding company for People’s Bank (NASDAQ: PBCT), announced today that it has commenced the syndicated offering portion of the second step conversion to sell shares of common stock not subscribed for in the subscription offering to the general public at $20.00 per share. The syndicated offering is expected to conclude during the week of April 9, 2007. Morgan Stanley & Co. Incorporated is acting as sole book-running manager for the syndicated offering. Keefe, Bruyette & Woods, Inc., Lehman Brothers Inc. and Ryan Beck & Co., Inc. are acting as joint lead managers and Sandler O’Neill & Partners, L.P. is acting as co-manager for the syndicated offering. The syndicated offering will be conducted on a best efforts basis and none of the members of the syndicate group are required to purchase any shares in the offering.

In addition, the Company announced that it filed prospectus supplements with the Securities and Exchange Commission increasing the maximum purchase limitation from 100,000 shares ($2.0 million) to 625,000 shares ($12.5 million) for individual purchasers and from 100,000 shares to 2,000,000 shares ($40.0 million) for purchasers acting together with others, in all categories of the offering combined. Consistent with the prospectus dated February 14, 2007, only those persons who subscribed for 100,000 shares in the subscription offering and indicated on the stock order form a desire to purchase additional shares if the maximum purchase limits were increased will be resolicited. Any increased orders with full payment will be due by 4:00 p.m., Eastern time, on April 3, 2007. All other eligible subscribers who properly completed and timely submitted a stock order form will be allocated the number of shares of common stock requested in their stock order form.

The completion of the conversion and offering remains subject to (1) approval of the plan of conversion and reorganization by the stockholders and depositors of People’s Bank; (2) final approval from the Office of Thrift Supervision, including approval of an updated appraisal, and (3) the sale of at least 137,062,500 shares of common stock.

This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of People’s United Financial and People’s Bank that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that affect People’s Bank’s interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect People’s United Financial’s and People’s Bank’s operations.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).

A copy of the prospectus relating to the subscription offering may be obtained from:

Ryan Beck & Co., Inc.

18 Columbia Turnpike

Florham Park, New Jersey 07932

(800) 493-1587

A copy of the prospectus relating to the syndicated offering may be obtained from:

Morgan Stanley & Co. Incorporated

180 Varick Street

New York, New York 10014

Attention: Prospectus Department

or via e-mail to prospectus@morganstanley.com

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

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